  Exhibit 21

ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2009

1.	Arrow Electronics, Inc. a New York corporation
2.	Arrow Electronics Canada Ltd., a Canadian corporation
3.	Schuylkill Metals of Plant City, Inc., a Delaware corporation
4.	Arrow Electronics International, Inc., a Delaware corporation (old FSC)
5.	Hi-Tech Ad, Inc., a New York corporation
6.	Arrow Enterprise Computing Solutions, Inc., a Delaware corporation
a.	Arrow ECS Canada Ltd.
7.	Arrow Electronics Funding Corporation, a Delaware corporation
8.	Arrow Electronics Real Estate Inc., a New York corporation
9.	Arrow Electronics (U.K.), Inc., a Delaware corporation
a.	Arrow Electronics (Sweden) KB, a Swedish partnership (98% owned)
b.	Arrow Electronics South Africa, LLP (1% owned), a South African limited partnership
c.	Arrow Holdings (Delaware) LLC, a Delaware company
i.	Arrow International Holdings L.P., a Cayman company (1% owned)
d.	Arrow International Holdings L.P., a Cayman company (99% owned)
i.	Arrow Electronics International Holdings, LLC, a Delaware company
1.	Arrow Electronics Holdings Vagyonkezelo, Kft, a Hungarian company (50% owned)
ii.	Arrow Electronics Holdings Vagyonkezelo, Kft, a Hungarian company (50% owned)
1.	Arrow Electronics Europe, LLC, a Delaware company
2.	Arrow Electronics B.V., a Netherlands company
3.	Arrow Electronics EMEASA S.r.l., an Italian company
a.	ARW Electronics, Ltd., an Israeli company
i.	Arrow/Rapac, Ltd., an Israeli company
b.	Arrow Electronics Services S.r.l., an Italian company
i.	B.V. Arrow Electronics, DLC, a Netherlands company (34.35% owned)
c.	B.V. Arrow Electronics DLC, a Netherlands company (65.65% owned)
i.	Arrow Electronics UK Holding Ltd., a UK company
1.	Arrow Electronics (UK) Ltd., a UK company
a.	Arrow Electronics, Ltd., a UK company (dormant)
2.	Arrow Northern Europe Ltd., a UK company (dormant)
3.	Multichip Ltd., a UK company
a.	Microtronica Ltd., a UK company
ii.	Arrow Central Europe GmbH, a German company
1.	Silverstar S.r.l., an Italian company (95% owned)
a.	Microtronica Italy S.r.l., Italian company
b.	I.R. Electronic D.O.O., a Slovenian company
c.	Arrow Elektronik Ticaret, A.S., a Turkish company
d.	Arrow Electronics Hellas S.A., a Greek company
e.	Arrow Electronice S.R.L., a Romanian company
f.	Arrow France, S.A., a French company
i.	Mircrotronica France Sarl, a French company
g.	Arrow Iberia Electronica, S.L.U., a Spanish company
i.	Microtronica Iberia S.L.U., a Spanish company

  Exhibit 21

ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2009

ii.	Arrow Iberia Electronica Lda., a Portugal company
2.	Arrow Electronics Danish Holdings ApS, a Danish company
a.	Arrow Electronics Norwegian Holdings AS, a Norwegian company
i.	Arrow Electronics Estonia OU, an Estonian company
ii.	Jacob Hatteland Electronic II AS, a Norwegian company
iii.	Arrow Finland OY, a Finnish company
iv.	Arrow Denmark, ApS, a Danish company
v.	Arrow Components Sweden AB, a Swedish company
a) Arrow Nordic Components AB, a Swedish company
vi.	Arrow Norway A/S, a Norwegian company
3.	Arrow Electronics Russ OOO(Russia) (99% owned)
4.	Industrade AG, a Swiss company
5.	Arrow Electronics Hungary Kereskedelmi Bt, a Hungarian company (99% owned)
6.	Spoerle Hungary Kereskedelmi Kft, a Hungarian company
a.	Arrow Electronics Hungary Kereskedelmi Bt, a Hungarian company (1% owned)
7.	Arrow Electronics Czech Republic s.r.o., a Czech company
8.	Arrow Electronics Poland Sp.z.o.o., a Polish company
9.	Spoerle Eastern Europe GmbH, a German company
a.	Arrow Electronics Ukraine, LLC, a Ukrainian company
b.	Arrow Electronics Russ OOO (Russia) (1% owned)
c.	Arrow Electronics Slovakia s.r.o. (0.9%)
10.	Arrow Electronics Slovakia s.r.o (99.1% owned)
11.	Power and Signal Group GmbH, a German company
12.	DNSint.com GmbH, a German company
a.	Digital Network Services Deutschland, a German company
b.	Arrow ECS Sverige AB, a Swedish company
c.	Arrow ECS Danmark A/S, a Danish company
d.	Arrow ECS Norway AS, a Norwegian company
i.	AKS Group A/S (Norway), a Norwegian company
e.	DNS Polska Sp.z.o.o., a Polish company
i.	ITL-Polska Sp.z.o.o., a Polish company (99.2% owned)
f.	DNS Hungaria Kft., a Hungarian company
g.	Soft-Tronik a.s., a Czech company
h.	Soft-Tronik SK s.r.o., a Slovakian company
i.	Internet Security AG, an Austrian company
j.	DNS d.o.o., a Croatian company
k.	Digital Network Services (UK) Limited, a UK company
i.	Centia Group Ltd (UK), a UK company

  Exhibit 21

ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2009

1.	Centia Ltd (UK), a UK company
ii.	DNS Arrow UK Ltd., a UK company
iii.	DNS Arrow Ltd., a UK company
l.	DNS d.o.o., a Slovenian company
13.	Logix, SAS (France)
a.	Arrow ECS Network & Security SAS (France)
b.	High Tech Sources SARL (France)
c.	Finovia SAS (France)
d.	Openway SAS (France)
e.	Asplenium SA (France)
f.	Logix E-Solution, Ltd. (Israel)
g.	Renaissance Electronics Ltd. (Israel)
h.	Logix Maroc SARL (Morocco)
i.	Logix Nederland B.V. (Netherlands)
j.	Logix Benelux SA NV (Belgium)
k.	Logix Polska Sp. z.o.o. (Poland)
l.	Arrow ECS Nordic A/S (Denmark)
i.	Arrow ECS Norge AS (Norway)
ii.	Arrow ECS Denmark A/S (Denmark)
1.	IPVista A/S (Denmark)
iii.	Arrow ECS Suomi OY (Finland)
iv.	Arrow ECS Sweden AB (Sweden)
v.	Arrow ECS Finland OY, a Finnish company
iii.	Arrow Electronics (Sweden) KB, a Swedish partnership (2% owned)
iv.	Silverstar S.r.l., an Italian company (5% owned)
10.	Arrow Electronics South Africa LLP (99% owned), a South African limited partnership
11.	Arrow Altech Holdings (Pty) Ltd. (50.1% owned), a South African company
12.	Arrow Altech Distribution (Pty) Ltd., a South African company
a.	Erf 211 Hughes (Pty) Limited, a South African company
13.	Arrow Brasil S.A., a Brazilian company
14.	Elko C.E., S.A., an Argentinean company (82.63% owned)
a.	TEC-Tecnologia Ltda, a Brazilian company (99.9% owned)
15.	Eurocomponentes, S.A., an Argentinean company (82.63% owned) (dormant)
16.	Macom, S.A., an Argentinean company (82.63% owned) (dormant)
17.	Compania de Semiconductores y Componentes, S.A., an Argentinean company (82.63% owned) (dormant)
18.	Components Agent (Cayman) Limited, a Cayman Islands company
a.	Arrow/Components (Agent) Ltd., a Hong Kong company
i.	Arrow Electronics (China) Trading Co. Ltd., a Chinese company
b.	Arrow Electronics China Ltd., a Hong Kong company
i.	Arrow Electronics (Shanghai) Co. Ltd., a Chinese company
ii.	Arrow Electronics (Shenzhen) Co. Ltd., a Chinese company
iii.	Arrow Electronics Distribution (Shanghai) Co. Ltd., a Chinese company

  Exhibit 21

ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2009

c.	Arrow Electronics Asia Limited, a Hong Kong company
d.	Arrow Electronics (S) Pte Ltd, a Singapore company
e.	Intex-semi Ltd., a Hong Kong company
f.	Arrow Electronics Asia (S) Pte Ltd., a Singapore company
i.	Arrow Electronics (Thailand) Limited, a Thailand company
ii.	Achieva Components PTE Ltd. (Singapore)
1.	Achieva Components Sdn Bhd (Malaysia)
2.	Achieva Components (India) Private Limited (Singapore)
3.	Achieva Components China Ltd. (Hong Kong)
a.	Achieva Components Int’l Trading (Shanghai) Co. Ltd. (China)
4.	Achieva Components (Taiwan) Ltd. (Taiwan)
5.	Achieva Components Korea Ltd. (Korea)
iii.	Achieva Electronics PTE Ltd. (Singapore)
1.	Achieva Electronics Sdn Bhd (Malaysia)
2.	New Tech Electronics Pte. Ltd. (Singapore)
iv.	NUTEQ Components PTE Ltd., (Singapore)
1.	ETEQ Components PTE Ltd., (Singapore)
a.	ETEQ Components International PTE Ltd. (Singapore)
g.	Arrow Electronics India Ltd., a Hong Kong company
h.	Arrow Asia Pac Ltd., a Hong Kong company
i.	Kingsview Ltd., a British Virgin Islands company
j.	Hotung Ltd., a British Virgin Islands company
k.	Components Agent Asia Holdings, Ltd., a Mauritus company
i.	Arrow Electronics India Private Limited, an Indian company
l.	Arrow Electronics ANZ Holdings Pty Ltd., an Australian company
i.	Arrow Electronics Holdings Pty Ltd., an Australian company
1.	Arrow Electronics Australia Pty Ltd., an Australian company
ii.	Arrow Components (NZ), a New Zealand Company
m.	Arrow Electronics Labuan Pte Ltd., a Malaysian company
i.	Arrow Electronics Korea Limited, a South Korean company
1.	Excel Tech, Inc., a Korean company
n.	Arrow Components (M) Sdn Bhd, a Malaysian company
o.	Arrow Electronics Taiwan Ltd., a Taiwanese company
i.	Strong Pte, Ltd., a Singapore company
ii.	Lite-On Korea, Ltd., a Korean company (48.58% owned)
iii.	TLW Electronics, Ltd., a Hong Kong company
1.	Lite-On Korea, Ltd., a Korean company (51.42% owned)
iv.	Creative Model Limited, a Hong Kong company
v.	Ultra Source Technology Corp., a Taiwanese company
1.	Channel Ware Corp., a Taiwanese company
2.	Ultra Source Technology (B.V.I) Corp., a British Virgin Islands company
3.	Nuchip Technology Corp., a Taiwanese company (39.65% owned)
p.	Ultra Source Hong Kong Limited, a Hong Kong company

  Exhibit 21

ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2009

19.	Arrow Asia Distribution Limited, a Hong Kong company
20.	Arrow Electronics (CI) Ltd., a Cayman Islands company
a.	Arrow Electronics Japan GK, a Japanese company
i.	Universe Electron Corporation
b.	Marubun/Arrow Asia Ltd., a British Virgin Islands company (50% owned)
i.	Marubun/Arrow (HK) Limited, a Hong Kong company
1.	Marubun/Arrow (Shanghai) Co., Ltd., a Chinese company
ii.	Marubun/Arrow (S) Pte Ltd., a Singapore company
1.	Marubun/Arrow (Thailand) Co., Ltd., a Thailand company
2.	Marubun/Arrow (Philippines) Inc., a Filipino company
3.	Marubun/Arrow (M) Sdn. Bhd (Malaysia), a Malaysian company
21.	Marubun/Arrow USA, LLC, a Delaware limited liability company (50% owned)
22.	Arrow Electronics Mexico, S. de R.L. de C.V., a Mexican company
23.	Dicopel, Inc., a U.S. company
a.	Arrow Components Chile Limitada, a Chilean company
24.	Arrow Components Mexico S.A. de C.V., a Mexican company
25.	Wyle Electronics de Mexico S de R.L. de C.V., a Mexican company
26.	Wyle Electronics Caribbean Corp., a Puerto Rican company
27.	eChipsCanada, Inc., a Canadian company (dormant)
28.	Marubun Corporation, a Japanese company (8.38% owned)
a.	Marubun USA Corporation, a California corporation
i.	Marubun/Arrow USA, LLC, a Delaware limited liability company (50% owned)
29.	WPG Holding Co., Ltd., a Taiwanese company (2.7% owned)
30.	A.E. Petsche Company, Inc., a Texas corporation
a.	Petsche Mexico, LLC, a U.S. company
i.	A.E. Petsche Company S De RL, a Mexican partnership (1% owned)
b.	A.E. Petsche Company S De RL, a Mexican partnership (99% owned)
c.	A.E. Petsche SAS, a French company
31.	A.E. Petsche Belgium BVBA, a Belgian company
32.	A.E. Petsche Canada, Inc., a Canadian company